Exhibit 99.1

NDIVISION INC

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2017 AND 2016

AND

INDEPENDENT AUDITORS' REPORT

NDIVISION INC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
 Stockholders of nDivision, Inc

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of nDivision Inc (the "Company") as of December 31, 2017 and 2016, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years then ended. In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company's auditor since 2018

Marlton, New Jersey April 30, 2018

NDIVISION INC
CONSOLDIATED BALANCE SHEETS

	December 31,
	2017	2016
ASSETS
Current assets
Cash and cash equivalents	$127,933	$181,700
Accounts receivable, net	476,255	735,811
Prepaid expenses	66,750	139,438
Other current assets	-	127,755
Loan receivable from officer	-	23,286
Total current assets	670,938	1,207,990

Equipment and software licenses - at cost, less accumulated
depreciation and amortization	887,641	1,316,704
Total assets	$1,558,579	$2,524,694

LIABILITIES AND STOCKHOLDER'S DEFICIT
Current liabilities
Lines of credit	$92,075	$222,230
Accounts payable and accrued liabilities	1,083,148	1,039,345
Loans from officers	137,000	24,000
Current portion of long-term debt	45,496	58,921
Current portion of finance lease obligations	504,784	505,975
Total current liabilities	1,862,503	1,850,471

Long-term debt	-	45,559
Finance lease obligations	342,726	670,309
Total long-term liabilities	342,726	715,868

Commitments

Stockholder's deficit
Capital stock, $.000303 par value, 150,000,000 shares authorized and 118,839,973 and 100,000,000 shares issued and outstanding, respectively	36,009	30,300
Additional paid in capital	1,557,652	360,505
Accumulated deficit	(2,240,311)	(432,450)
	(646,650)	(41,645)
	$1,558,579	$2,524,694

The accompanying notes are an integral part of the consolidated financial statements.

NDIVISION INC
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2017	2016
Revenue
Product sales	$1,080,079	$2,508,715
Service revenue	4,083,611	5,229,021
Net revenues	5,163,690	7,737,736

Product costs	946,637	2,314,523
Service costs	1,418,689	1,513,185
Cost of revenues	2,365,326	3,827,708
Gross profit	2,798,364	3,910,028

Operating expenses
Selling, general and administrative expenses	4,488,936	4,207,547

Loss from operations	(1,690,572)	(297,519)

Other income (expense)
Interest expense	(117,289)	(118,732)
Other income (expense)	(117,289)	(118,732)

Net loss before income tax	(1,807,861)	(416,251)

Income tax expense	-	(3,872)

Net loss	(1,807,861)	(420,123)

Basic and diluted loss per share	$(0.02)	$(0.00)

Weighted average shares outstanding	108,087,134	100,000,000

The accompanying notes are an integral part of the consolidated financial statements.

NDIVISION INC
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' (DEFICIT) EQUITY

					Total
	Capital Stock	Capital Stock	Additional Paid	Accumulated	Shareholders'
	Shares	Par	In Capital	Deficit	(Deficit) Equity

Balance, December 31, 2015	100,000,000	$30,300	$304,181	$(12,327)	$322,154

Stock compensation expense	-	-	56,324	-	56,324

Net loss	-	-	-	(420,123)	(420,123)

Balance, December 31, 2016	100,000,000	$30,300	$360,505	$(432,450)	$(41,645)

Stock issued for modification of stock options	6,405,000	1,941	168,168	-	170,109

Stock issued for services	250,000	76	17,424	-	17,500

Stock compensation expense	-	-	15,247	-	15,247

Capital stock issued for cash	12,184,973	3,692	996,308	-	1,000,000

Net loss	-	-	-	(1,807,861)	(1,807,861)

Balance, September 30, 2017	118,839,973	$36,009	$1,557,652	$(2,240,311)	$(646,650)

The accompanying notes are an integral part of the consolidated financial statements.

NDIVISION INC
CONSOLIDATED STATEMENTS OF CASH FLOW

	Year Ended December 31,
	2017	2016
Cash flows from operating activities
Net loss	$(1,807,861)	$(420,123)
Adjustments to reconcile net income to net cash (used in)
provided by operating activities
Depreciation and amortization	444,344	400,196
Stock based compensation	185,356	56,324
Stock issued for services	17,500	-
Changes in assets and liabilities
Accounts receivable	259,556	251,744
Prepaid expenses	72,688	35,491
Accounts payable and accrued liabilities	43,803	195,289
Income taxes recoverable	127,755	(78,010)
Other current assets and liabilities, net	-	(13,973)
Net cash (used in) provided by operating activities	(656,859)	426,938

Cash flows from investing activities
Advances to officers	-	(116)
Repayment from officer	23,286	-
Acquisition of equipment and software licenses	(15,281)	(26,952)
Net cash provided by (used in) investing activities	8,005	(27,068)

Cash flows from financing activities
Lines of credit, net	(130,155)	127,765
Proceeds from issuance of capital stock	1,000,000	-
Loans from officers	136,000	24,000
Repayments of loans from officers	(23,000)	-
Repayments of long-term debt	(58,984)	(57,753)
Repayment of finance lease obligations	(328,774)	(476,983)
Net cash provided by (used in) financing activities	595,087	(382,971)

Net increase (decrease) in cash	(53,767)	16,899
Cash, beginning of year	181,700	164,801
Cash, end of year	$127,933	$181,700

Supplemental cash flow disclosures
Interest paid	$117,289	$118,732
Income taxes paid	$-	$77,201
Purchase of equipment and software license through finance leases	$-	$343,188
Refinancing of equipment from accounts payable	$-	$226,664

The accompanying notes are an integral part of the consolidated financial statements.

NDIVISION INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.        DESCRIPTION OF BUSINESS

nDivision Inc ("nDivision" or the "Company") was incorporated under the laws of the state of Texas. nDivision's registered office is located at 4925 Greenville Avenue, Dallas, Texas 75206. The Company is engaged in multiple lines of business including managed IT services, Microsoft application stack hosting, as well as the sales of computer hardware and related professional services in the information technology industry primarily as a Value Added Reseller ("VAR") and Services Implementation Partner (Geo Partner) for Dell Computers, Inc. The Company operates in most states of the United States of America.

On June 9, 2012, nDelligent LLC, statutorily converted from a limited liability company ("LLC") to a C-corporation and the name of the Company was changed to nDivision Inc.

On February 13, 2018, Go2Green Landscaping, Inc., a Nevada corporation (the "Registrant") executed an Agreement and Plan of Merger (the "Merger Agreement") with nDivision Inc, and NDI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Registrant ("Acquisition") whereby Acquisition will be merged with and into nDivision (the "Merger") in consideration for Twenty Seven Million Five Hundred Thousand (27,500,000) newly-issued shares of Common Stock of the Company (the "Merger Shares").

As a result of the Merger, nDivision will become a wholly-owned subsidiary of the Registrant, and following the consummation of the Merger and giving effect to the issuance of the Merger Shares and the retirement of 10,000,000 shares of the Registrant by its principal stockholders, the stockholders of nDivision will beneficially own approximately Seventy percent (70%) of the issued and outstanding Common Stock of the Registrant.

On February 26, 2018, nDivision, Inc, a Texas corporation ("nDivision"), which is a wholly owned subsidiary of Go2Green Landscaping, Inc., a Nevada corporation (the "Company") executed an Asset Purchase Agreement (the "Agreement") with Gamwell Technologies Inc., a Texas corporation ("Gamwell").  Gamwell is engaged in the business of providing managed services to its customers.

As a result of the Agreement, nDivision acquired various managed services contracts (the "Purchased Contracts") from Gamwell, and also acquired liabilities related to such Purchased Contracts.  As consideration for the Purchased Contracts, nDivision paid $800,000 (the "Cash Consideration") to Gamwell.  In addition, Gamwell received a promissory note (the "Promissory Note") in an amount that equals fourteen (14) multiplied by the closing monthly recurring revenue from managed services.  If the note amount equals a negative number, the negative difference shall be deducted from the Cash Consideration and the note principal shall be zero.  Gamwell also received warrants (the "Warrants") to purchase common stock of the Company equal to one fourth percent (0.25%) of the outstanding stock of the company.  The Cash Consideration, Promissory Note and Warrants shall be defined as the "Purchase Price".

Since February 13, 2018 the Company has sold approximately 7,677,000 shares of the Registrant's common shares at a price of approximately $0.375 per share for approximately $2,900,000.

On April 9, 2018, the parent company Go2Green Landscaping, Inc. changed its name to nDivision Inc. and changed the ticker symbol to NDVN.

NDIVISION INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.        SUMMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America and the rules of the United States Securities and Exchange Commission.

Principles of Consolidation
The consolidated financial statements include the accounts and transactions of the Company and its wholly-owned subsidiaries, Vi3 Technologies, Inc. All significant inter-company accounts and transactions are eliminated in consolidation.

Liquidity
The Company has experienced significant losses and negative cash flows from operations in the past. Management has implemented a strategy which included cost reduction efforts, consolidation of certain back office activities to gain efficiencies as well as identifying strategic acquisitions, financed primarily through the issuance of capital stock to improve the overall profitability and cash flows of the Company.

Subsequent to year end, the Company has sold approximately 7,677,000 shares of the Registrant's capital stock at a price of approximately $0.375 per share for approximately $2,900,000.

Management believes that the future cash flows from operations and the sale of capital stock will provide sufficient liquidity for the next 12 months following the issuance of this report.

Use of Estimates
Management uses estimates and assumptions in preparing these consolidated financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates.

Revenue Recognition
The Company provides recurring services.  There are two components to the recurring services, set-up revenues are recognized upon completion of the set-up procedures and the monthly recurring revenue is recognized as services are rendered.

The Company provides project-based services to customers.  Revenue from these services are recognized upon completion of the project.

The Company is a value added retailer and engages in "drop-shipping" whereby products are transferred directly from the Company's supplier to the customer. Product sales are recognized as revenue upon shipment of the products by the vendor.

The Company provides customers with payment terms of thirty days.

NDIVISION INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash and Cash Equivalents
For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

The Company's cash balances are primarily maintained at a single bank.  Balances are insured by the Federal Deposit Insurance Corporation subject to certain limitations.

Accounts Receivable
Accounts receivable are stated at the amounts management expects to collect. An allowance for doubtful accounts is recorded, as a charge to bad debt expense, where collection is considered to be doubtful due to credit issues. These allowances together reflect the Company's estimate of potential losses inherent in accounts receivable balances, based on historical loss and known factors impacting its customers.   Management has determined that there was no allowance required for the period ended December 31, 2017 and 2016.  The Company does not accrue interest on past due receivables.

Concentration of Risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, are cash and accounts receivable.

Cash is maintained with one major financial institution in the United States and may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand, and, therefore, bear minimal risk.

Equipment and Software Licenses
Equipment and software licenses are stated at cost. Depreciation is providing using the straight-line method over estimated useful life of one to ten years. Leasehold improvements are amortized over the shorter of the useful life of the related asset or the period of the lease.

Long-Lived Assets
The Company reviews the carrying value of its long-lived assets whenever events or changes in circumstances indicate that the carrying values may no longer be appropriate.  Recoverability of carrying values is assessed by estimating future net cash flows from the assets.  Based on management's evaluations, no impairment charge was deemed necessary at December 31, 2017 and 2016.  Impairment assessment inherently involves judgment as to assumptions about expected future cash flows and the impact of market conditions on those assumptions.  Future events and changing market conditions may impact management's assumptions as to sales prices, rental rates, costs, holding periods or other factors that may result in changes in the Company's estimates of future cash flows.  Although management believes the assumptions used in testing for impairment are reasonable, changes in any one of the assumptions could produce a significantly different result.

Fair Value Measurement
The Company follows the provisions of the accounting standard which defines fair value, establishes a framework for measuring fair value and enhances fair value measurement disclosure. Under these provisions, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the "exit price") in an orderly transaction between market participants at the measurement date.

NDIVISION INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The standard establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use on unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company's assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The fair value of the Company's current assets and current liabilities approximate their carrying values due to their short-term nature. The carrying value of the Company's long-term liabilities represents their fair value based on level 3 inputs.

Earnings and Loss per Share
Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. There were approximately 3,250,000 and 10,905,000 of common stock equivalents excluded for the year's ended December 31, 2017 and 2016, respectively because their effect is anti-dilutive.

Marketing Costs
Marketing costs, which are expensed as incurred, totaled approximately $20,625 and $68,395 for the years ended December 31, 2017 and 2016, respectively.

Stock-Based Compensation
The Company accounts for stock-based awards to employees in accordance with applicable accounting principles, which requires compensation expense related to share-based transactions, including employee stock options, to be measured and recognized in the financial statements based on a determination of the fair value of the stock options. The grant date fair value is determined using the Black-Scholes-Merton ("Black-Scholes") pricing model. For all employee stock options, we recognize expense over the requisite service period on an accelerated basis over the employee's requisite service period (generally the vesting period of the equity grant). The Company's option pricing model requires the input of highly subjective assumptions, including the expected stock price volatility and expected term. Any changes in these highly subjective assumptions significantly impact stock-based compensation expense.

Options awarded to purchase shares of common stock issued to non-employees in exchange for services are accounted for as variable awards in accordance with applicable accounting principles. Such options are valued using the Black-Scholes option pricing model.

NDIVISION INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

See Note 9 for the assumptions used to calculate the fair value of stock-based employee and non-employee compensation.

Leases
Leases of assets where the Company has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are recognized at the lower of the fair value of the leased assets and the present value of the minimum lease payments. The interest element of the finance leases are accounted for as finance costs and expensed over the lease term using the effective interest rate method.

Income Taxes
We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax basis of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

We recognize interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations. As of December 31, 2017, no accrued interest or penalties are included on the related tax liability line in the balance sheet.

Subsequent Events
These financial statements were approved by management and available for issuance on April 30, 2018.  Management has evaluated subsequent events through this date.

NDIVISION INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.        RECENT ACCOUNTING PRONOUNCEMENTS

On May 28, 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delayed the effective date of the new standard from January 1, 2017 to January 1, 2018. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. This ASU permits the use of either the retrospective or cumulative effect transition method. The Company has used the retrospective method in the presentation of these consolidated financial statements.

In November 2015, the FASB issued authoritative guidance which changes how deferred taxes are classified on a company's balance sheet. The new guidance eliminates the current requirement for companies to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, companies will be required to classify all deferred tax assets and liabilities as noncurrent. The new guidance is effective for annual reporting periods beginning after December 15, 2016. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The guidance may be applied either prospectively, for all deferred tax assets and liabilities, or retrospectively (i.e., by reclassifying the comparative balance sheet). If applied prospectively, entities are required to include a statement that prior periods were not retrospectively adjusted. If applied retrospectively, entities are also required to include quantitative information about the effects of the change on prior periods, except for balance sheet classification requirements related to deferred tax assets and liabilities. The adoption of this guidance had no material effect on the Company as of December 31, 2017.

In March 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2016-09, Improvements to Employee Share-Based Payment Accounting ("ASU 2016-09"). ASU 2016-09 simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016. Early adoption is permitted. The adoption of this guidance had no material effect on the Company as of December 31, 2017.

In February 2016, the FASB issued authoritative guidance which changes financial reporting as it relates to leasing transactions. Under the new guidance, lessees will be required to recognize a lease liability, measured on a discounted basis; and a right-of-use asset, for the lease term. The new guidance is effective for annual and interim periods beginning after December 15, 2018. Early application is permitted for all entities upon issuance. Lessees and lessors must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The Company is in the process of evaluating the impact of adoption of this guidance on its consolidated financial statements.

In August 2016, the FASB issued authoritative guidance designed to address diversity in how certain cash receipts and cash payments are presented and classified in the statement of cash flows, including: i) contingent consideration payments made after a business combination; ii) proceeds from the settlement of insurance claims; and iii) proceeds from the settlement of corporate-owned life insurance policies. The new guidance is effective for the Company for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted in any interim or annual period. The Company believes the adoption of this guidance will not have a material impact on its consolidated financial statements.

NDIVISION INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard will be effective for the Company in the first quarter of 2019. Early adoption is permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, "Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment". The update simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit's goodwill with the carrying amount. The new rules will be effective for the Company in the first quarter of 2021. Early adoption is permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

No other recent accounting pronouncements were issued by FASB and the SEC that are believed by management to have a material impact on the Company's present or future financial statements.

4.        EQUIPMENT AND SOFTWARE LICENSES

Equipment and software licenses consist of the following:

	December 31,
	2017	2016
Equipment and software	$1,119,765	$1,118,061
Software licenses	955,408	966,754
	2,075,173	2,084,815
Less - Accumulated depreciation and amortization	(1,187,532)	(768,111)
	$887,641	$1,316,704

Depreciation and Amortization expense for the years ended December 31, 2017 and 2016 was $444,344 and $400,195, respectively.

5.        ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	December 31,
	2017	2016
Accounts payable	$565,226	$820,466
Accrued compensation	314,722	65,108
Accrued sales tax	157,218	143,581
Accrued other	45,982	10,190
Total accounts payable and accrued liabilities	$1,083,148	$1,039,345

NDIVISION INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6. LINES OF CREDIT

	December 31,
	2017	2016
The Company obtained a line of credit on April 4, 2014 with an original maturity date of April 4, 2015, an interest rate of 6% and maximum borrowings of $500,000. The line of credit was renewed in 2015 under the same terms, with a maturity date of April 4, 2016, and renewed again in 2016 with a maturity date of April 4, 2018. This line of credit is secured by the accounts receivable of the Company. This obligation was subsequently repaid in 2018, and the line of credit was terminated.	$92,075	$100,000

The Company obtained a line of credit on March 31, 2014 with an original maturity date of September 30, 2014, an interest rate of 6.5% and maximum borrowings of $150,000. The line of credit was renewed in 2015 under the same terms, with a maturity date of April 4, 2016, and renewed again in 2016 with a maturity date of March 31, 2017. This line of credit is secured by the accounts receivable of the Company. This obligation was subsequently repaid, and the line of credit was terminated.	-	122,230

	$92,075	$222,230

7. LONG-TERM DEBT

	December 31,
	2017	2016
The Company obtained an $86,000 promissory note with a maturity date of November 17, 2017, an interest rate of 6.5%, which is repayable in monthly installments of principal and interest of $2,369. This note was secured by Uniform Commercial Code filings.	$-	$28,099

The Company obtained an $85,670 promissory note with a maturity date of June 30, 2019, an interest rate of 6%, which is repayable in monthly installments of principal and interest of $2,270. The note is unsecured. This obligation was subsequently repaid in 2018.	45,496	63,030

The Company obtained a $20,175 promissory note with a maturity date of November 17, 2017, an interest rate of 6%, which is repayable in monthly installments of principal and interest of $615. This note was guaranteed by the shareholders of the Company.	-	13,351

Current portion of debt	45,496	58,921

Long term debt	$-	$45,559

NDIVISION INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8.        FINANCIAL LEASE OBLIGATIONS

The Company finances certain property and equipment using finance leases. These leases range from one to five years. The finance lease obligations represent the present value of the minimum lease payments, net of imputed interest. The finance lease obligations are secured by the underlying leased assets. Leases are payable in monthly installments ranging from $90 to $15,350 including interest, ranging from 3.6% to 17.8% per annum.

Future minimum lease payments, including principal and interest, under the finance leases for subsequent years are as follows:

Year Ending December 31,
2018	$544,073
2019	328,994
2020	40,407
Total	913,474
Less: interest	(65,964)
Present value of net minimum lease payments	847,510

Short term	(504,784)
Long term total	$342,726

Lease payments for the years ended December 31, 2017 and 2016 aggregated approximately $544,772 and $525,670, respectively.

The finance lease obligations are secured by underlying leased assets with a net book value of approximately $848,250 and $1,264,000 as of December 31, 2017 and 2016, respectively.

9.        STOCK BASED COMPENSATION

The stock option plan of the Company established on May 11, 2015 provides that the Board of Directors of the Company may from time to time, in its discretion grant to directors, officers, consultants and employees of the Company, non-transferable options to purchase common shares, provided that the number of options issued do not exceed 20,000,000. The options are exercisable for a period of up to 10 years from the date of the grant.

The following table reflects the continuity of stock options for the years ended December 31, 2017 and 2016:

NDIVISION INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A summary of stock option activity is as follows:

	December 31,
	2017	2016

Number of options outstanding:
Beginning of year	10,905,000	9,350,000
Granted	500,000	2,830,000
Exercised, converted	-	-
Forfeited / exchanged / modification	(8,155,000)	(1,275,000)

End of year	3,250,000	10,905,000

Number of options exercisable at end of year	-	-
Number of options available for grant at end of year	3,500,000	9,095,000

Weighted average option prices per share:
Granted during the year	$0.06	$0.04
Exercised during the year	-	-
Terminated during the year	-	0.04
Outstanding at end of year	0.03	0.03
Exercisable at end of year	-	-

During 2017 options for approximately 6,400,000 common stock was modified and exchanged for approximately 6,400,000 common stock of the Company.  The Company recognized approximately $170,000 of stock modification expense related to the exchange and modification.

The average fair value of stock options granted was estimated to be $0.04 per share in fiscal 2017 and $0.01 per share in fiscal 2016. This estimate was made using the Black-Scholes option pricing model and the following weighted average assumptions:

	2017	2016

Expected option life (years)	10	10
Expected stock price volatility	51%	51%
Expected dividend yield	—%	—%
Risk-free interest rate	2.00%	1.50%

Stock-based compensation expense attributable to stock options was $185,356 and $56,324 in 2017 and 2016, respectively. As of December 31, 2017, there was approximately $35,813 of unrecognized compensation expense related to unvested stock options outstanding, and the weighted average vesting period for those options was 3 years.

NDIVISION INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.      INCOME TAXES

	Year Ended December 31,
	2017	2016
Current expense (benefit):
Federal	$-	$35,941
State	-	(20,981)
Total current expense (benefit):	$-	$14,960

Deferred expense (benefit):
Federal	$-	$(11,088)
State	-	-
Total deferred expense (benefit):	$-	$(11,088)

Total income tax expense (benefit):	$-	$3,872

A reconciliation of the Company's statutory income tax rate to the Company's effective income tax rate is as follows:

	Year Ended December 31,
	2017	2016
Income at US Statutory Rate	$(614,700)	$(142,800)
State Taxes, net of Federal benefit	(68,000)	(16,000)
Valuation Allowance	682,700	162,672
Other	-	-
	$-	$3,872

NDIVISION INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The net deferred income tax asset balance related to the following:

	Year Ended December 31,
	2017	2016

Net Operating Losses	$966,045	$492,316
Stock Options	75,576	21,195
Allowance for Doubtful Accounts	-	-
Accrued & Prepaid Expenses	-	-
Other	5,080	23
Total Deferred tax assets	$1,046,701	$513,534
Accounting Change	$(85,226)	$(115,908)
Depreciation	(40,708)	23,547
Total deferred tax liability	$(125,934)	$(92,361)
Deferred tax asset (liability)	$920,767	$421,173
Valuation allowance	(920,767)	(421,173)
Net deferred tax asset (liability)	$-	$-

NDIVISION INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2017, the Company had federal and state net operating loss carryforwards of approximately $2,567,000, which begin to expire in 2034.

Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period.  As of December 31, 2017, and 2016, the Company performed an evaluation to determine whether a valuation allowance was needed.  The Company considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years.  The Company also considered whether there was any currently available information about future years.  Because long-term contracts are not a significant part of the Company's business, future results cannot be reliably predicted by considering past trends or by extrapolating past results.  Moreover, the Company's earnings are strongly influenced by national economic conditions and have been volatile in the past.  Considering these factors, the Company determined that it was not possible to reasonably quantify future taxable income.  The Company determined that it is more likely than not that all of the deferred tax assets will not be realized.  Accordingly, the Company maintained a full valuation allowance as of December 31, 2017 and 2016.

The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations for both federal taxes and the many states in which we operate or do business in. ASC 740 states that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits.

We record tax positions as liabilities in accordance with ASC 740 and adjust these liabilities when our judgement changes as a result of the evaluation of new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from our current estimate of the recognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available. As of December 31, 2017, and 2016 we have not recorded any uncertain tax positions in our financial statements.

We recognize interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations. As of December 31, 2017, and 2016, no accrued interest or penalties are included on the related tax liability line in the consolidated balance sheet.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable.  There are currently no pending tax examinations. The Company's tax years are still open under statute from December 31, 2014, to the present. Earlier years may be examined to the extent that the net operating loss carryforwards form those earlier years are used in future periods. The resolution of tax matters is not expected to have a material effect on the Company's consolidated financial statements.

There was approximately $127,000 of income tax receivable in other current assets at December 31, 2016.

NDIVISION INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.      RELATED PARTY TRANSACTIONS

To ensure the Company has adequate near-term liquidity, the officers of the Company have loaned the Company short-term loans at an interest rate of .05%.   At December 31, 2017 and 2016 there was approximately $137,000 and $24,000, respectively, owed to officers of the Company, other than reimbursable expenses.  All officers' loans have been subsequently repaid.

At December 31, 2016 there was approximately $23,000 owed to the Company from an officer of the Company.  This amount was repaid in 2017.
The above related party transactions are not necessarily indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent parties.

12.      COMMITMENTS

The Company leases office and Data Center space.  Future minimum lease payments are as follows:

Year Ending December 31,
2018	$30,597
2019	23,400
$53,997

Lease payments for the years ended December 31, 2017 and 2016 aggregated approximately $62,928 and $58,776, respectively.

13.      SIGNIFICANT CUSTOMERS

The Company had significant customers in each of the years presented. A significant customer is defined as one that makes up ten-percent or more of total revenues in a particular year or ten-percent of outstanding accounts receivable balance as of the year end. Net revenues for the years ended December 31, 2017 and 2016 include revenues from significant customers as follows:

	December 31,
	2017	2016
Customer A	32%	44%
Customer B	17%	2%

Accounts receivable balances as of December 31, 2017 and 2016 from significant customers are as follows:

	December 31,
	2017	2016
Customer A	47%	66%
Customer B	8%	21%